SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC 20549

                              FORM 8-K

                         CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): April 14, 2005

Silver Dragon Resources Inc.

                                 Delaware
              (State or Other Jurisdiction of Incorporation)

               0-29657                          33-0727323
         (Commission File Number)    (IRS Employer Identification No.)

1121 Steeles Ave. West
Suite 803
Toronto, Ontario, Canada
M2R 3W7

(Address of Principal Executive Offices) (Zip Code)

(416) 661-4989

            (Registrant's Telephone Number, Including Area Code)


American Entertainment and Animation Corporation

           (Former Name or Former Address, if Changed Since Last Report)


Item 1.01.   Acquisition of Assets

On April 14, 2005 the Company announced that it had signed a definitive agreement with Sino Silver Corp. ("Sino Silver") whereby the Company acquired 50% of Sino Silver's interest in the net proceeds from the sale of minerals or the sale of mining rights as a result of the exploration, evaluation and development of the Aobaotugounao property located in the Erbaohuo Silver District in Northern China. In consideration for the interest, the Company is required to pay US$350,000 over a two year period, US$150,000 of which was paid on the closing, along with 250,000 shares of restricted common stock, plus an additional 250,000 shares to be delivered to Sino Silver in one year.

Item 8.  Other Events.

The Company has completed its recent private placement offering wherein it sold 3,000,000 shares of restricted common stock in a private placement offering pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. Each share was sold for a price of $0.10 and the registrant received $300,000 in proceeds from the sale of the shares.

Item 9.     Exhibits
2     Agreement dated April 14, 2005, between the registrant and
Sino Silver Corp.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.



SILVER DRAGON RESOURCES, INC.

Date:  April 20, 2005                  By: /s/ Marc Hazout
                                     ---------------------------
                                     President and C.E.O.